SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 18, 2017

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 18, 2017, AXIM Biotechnologies, Inc. (the “Company”) announced that it had begun a clinical trial on treating irritable bowel syndrome (“IBS”) with the Company’s CanChew Plus® CBD gum at Wageningen University in the Netherlands.  Designed by clinical investigators at Wageningen University and the Company, the clinical trial will include a group of 40 patients age 18-65, diagnosed with IBS according to ROME III criteria to determine the effectiveness of CanChew Plus in alleviating IBS symptoms. According to trial protocol, the amount of the Hemp oil CBD gum is set at 50 mg CBD per serving and patients can use up to 6 chewing gums a day to control their stomach cramps, bloating, pain and other symptoms. Controlled-release CanChew Plus Hemp oil CBD chewing gum and matching placebo gums will be tested for the clinical studies.  The main study outcome is perceived pain reduction. Furthermore, the study will record general relief and change in stool frequency. The research team previously received approval from the Medical Ethical Committee (METC) of Wageningen University to study novel treatments for patients suffering from IBS.

Wageningen University is a world-class education and research institute in the field of life sciences, agricultural and environmental science, and the only university in the Netherlands to focus on the theme of “healthy food and living environment.” According to the Times Higher Education World University Rankings, Wageningen is the best university in the Netherlands and No. 1 worldwide in agriculture and forestry for 2016 on the QS World University Rankings.

Following the IBS clinical trial, the Company intends to immediately proceed with further trials on the Company’s pharmaceutical grade CanChew Rx™ products to treat inflammatory bowel disease, ulcerative colitis and Crohn’s disease.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s ongoing clinical trial. All forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company’s products are under development and may never receive regulatory approval; the challenges associated with conducting and enrolling clinical trials; the risk that the results of clinical trials may not support the Company’s drug candidate claims; even if approved, the risk that physicians and patients may not accept or use the Company’s products; and the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: January 18, 2017	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer